EXHIBIT 10.4

CUSTODIAL AND SECURITY AGREEMENT

THIS CUSTODIAL AND SECURITY AGREEMENT (this “Agreement”) is made as of December 28, 2005, by and among North American Technologies Group, Inc., a Delaware corporation with an address at 14315 West Hardy Road, Houston, TX 77060 (the “Company”), the purchasers signatory hereto (each individually, a “Purchaser,” and collectively, the “Purchasers”), and Feldman Weinstein LLP, , as custodial agent for and for the benefit of the Purchasers, with an address at 420 Lexington Avenue, Suite 2620, New York, New York 10170 (the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

W I T N E S S E T H:

WHEREAS, the Company and each Purchaser has entered into the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Purchasers are purchasing the Company’s 7% Convertible Debentures due December 31, 2006 (collectively, the “Debentures”) and Warrants; and

WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and to purchase the Debentures, and as a condition precedent thereto, the Company has agreed to secure the payment and performance of its obligations under the Purchase Agreement, the Debentures, this Agreement and the other Transaction Documents by granting to the Purchasers a first priority security interest in certain of the cash proceeds from the sale of the Debentures; and

WHEREAS, the Company and the Purchasers have requested that the Custodian hold the gross cash proceeds from the sale of the Debentures for the benefit of the Purchasers, as secured parties, in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Closing.

(a) Upon the Custodian’s receipt from the Purchasers of, in the aggregate, $5,000,000 into its escrow account (the “Escrow Account”), together with each Purchaser’s executed counterparts of this Agreement, the Purchase Agreement and the Registration Rights Agreement, the Custodian shall telephonically advise the Company, or the Company’s designated attorney or agent, of its receipt of such funds and such documents.

(b) Wire transfers to the Custodian shall be made as follows:

STERLING NATIONAL BANK

622 3RD AVENUE

NEW YORK, NY 10017

ACCOUNT NAME: FELDMAN WEINSTEIN LLP

ABA ROUTING NO: 026007773

ACCT NO: 0814180101

REMARK: NATK/[FUND NAME]

(c) The Company, upon receipt of the telephonic notice described in Section 1(a) above, shall deliver to the Custodian the certificates representing the Debentures and the Warrants to be issued to each Purchaser at the Closing together with:

(i) a counterpart of the Registration Rights Agreement, as amended and restated, duly executed by the Company;

(ii) a counterpart of the Purchase Agreement, duly executed by the Company; and

(iii) a counterpart of this Agreement, duly executed by the Company.

(d) In the event that the foregoing items have not been delivered to the Custodian by the Company within five (5) Trading Days after the Custodian has received all of the Subscription Amounts (net of any permitted deductions pursuant to the Purchase Agreement), then each Purchaser shall have an independent and separate right to demand and receive the return of its Subscription Amount.

(e) Once the Custodian receives all of the items required to be delivered hereunder, it shall wire $1,500,000 of the gross proceeds raised pursuant to the Purchase Agreement per the written instructions of the Company as provided in Section 2(b) and the remaining balance (the “Secured Proceeds”) shall be initially transferred into a separate non-interest bearing custodian deposit account of the Custodian (the “Custodial Account”). Thereafter, the Custodial Account shall be maintained by the Custodian in accordance with the terms of this Agreement and may be invested, if possible, in an interest-bearing government securities or commercial money market fund made available by the Custodian’s bank or as otherwise directed in a writing executed by the Company. The Custodian, by its execution and delivery of this Agreement, hereby agrees to accept receipt of the Secured Proceeds and to hold such proceeds for the benefit of the Purchasers, as secured parties.

(f) After transferring the Secured Proceeds into the Custodial Account, the Custodian shall then arrange to have originals or counterpart originals of the Purchase Agreement, the Warrants, the Debentures, the Registration Rights Agreement, and this Agreement delivered to the appropriate parties.

(g) The Custodian shall hold the Secured Proceeds in the Custodial Account, for the benefit of each Purchaser, and not release such proceeds except as provided herein.

(h) The parties hereto acknowledge that there may be a second closing pursuant to Section 2.4 of the Purchase Agreement, in the amount of $1,500,000, to be closed in the manner set forth therein. Such proceeds, if any, shall also be deposited in the Custodial Account and be part of the Secured Proceeds, and shall be disbursed in the same manner as all other Secured Proceeds.

2. Release of Secured Proceeds.

(a) Release Upon Voluntary Conversion of Debentures. Each Purchaser shall be deemed to have funded to the Company an amount (such Purchaser’s “Pro Rata Amount”) equal to the amount distributed by the Custodian to the Company hereunder multiplied by a fraction, the numerator of which is the amount of Debentures such Purchaser has agreed to purchase pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of Debentures all Purchasers have agreed to purchase pursuant to the Securities Purchase Agreement. Upon the conversion by a Purchaser of all or part of the principal amount of the Debenture(s) held by such Purchaser in excess of Purchaser’s Pro Rata Amount (the “Converted Principal Amount”), such Purchaser and the Company shall promptly thereafter execute a joint certificate to the Custodian certifying that such Converted Principal Amount has been converted by the Purchaser (a “Conversion Certificate”, such release upon Conversion shall be a “Conversion Release” and such date of a Conversion Release shall be the “Conversion Release Date”). Promptly after its receipt of a Conversion Certificate, the Custodian shall release out of the Secured Proceeds to the account specified in the written instructions of the Company, an amount equal to the Converted Principal Amount.

(b) Release on Instruction. At any time prior to the Custodian receiving a notice from a Purchaser pursuant to Section 2(c)(i) or 2(c)(ii), upon the Company delivering to the Custodian a certificate of the Company requesting a release of funds which certificate shall be executed by Scott Kaufman and Goh Yong Siang, the Custodian shall be obligated to provide the requested funds to the Company out of the Secured Proceeds (not to exceed $6,500,000 in the aggregate) no later than three (3) Business Days after the receipt by the Custodian of the Company’s request for additional proceeds. Upon fulfillment of the foregoing conditions, the Custodian shall release, to the account of the Company that portion of the Secured Proceeds specified in the Company’s request for funds. If less than all of the Secured Proceeds are released, the remaining amount, for purposes of calculating each Purchaser’s rights hereunder, shall be re-allocated according to such Purchaser’s pro rata portion.

(c) Release Upon an Event of Default.

(i) If, on the Maturity Date of the Debentures (as defined in the Debenture), any Debentures shall remain unpaid, then upon receipt by the

Custodian of a written notice from a Purchaser holding such Debentures certifying that such Debentures remain unpaid, the Custodian shall release to such Purchaser its pro rata portion of the Secured Proceeds remaining in the Custodial Account relating to such Purchaser (but not more than the amount due under such Debentures then held by such Purchaser and amounts due under the Purchase Agreement to such Purchaser), and such Secured Proceeds shall be applied to reduce amounts due and owing to such Purchaser with respect to the Debentures and the Purchase Agreement as follows: first, to the payment of fees and expenses including liquidated damages; second, to interest payable in cash with respect to the Debentures; and third, to the outstanding principal under the Debentures.

(ii) At any time after the occurrence of an Event of Default, any Purchaser may, at its option, deliver a certificate to the Custodian and the Company specifying the nature of the Event of Default. If, within ten days after its receipt of such certificate, the Custodian shall not have received written notice from the Company that it disputes the occurrence of such Event of Default, then the Custodian shall release to such Purchaser such Purchaser’s pro rata portion of the Secured Proceeds remaining in the Custodial Account. In the event that the Company does deliver a timely notice to the Custodian and the Purchaser that it disputes such determination, then such dispute shall be resolved between the Company and the Purchaser by arbitration conducted as follows: the arbitration shall be conducted in New York, New York, before an arbitration panel of three arbitrators, one of whom shall be selected by the Purchaser, one of whom shall be selected by the Company, with the remaining arbitrator to be agreed upon by the first two. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Any arbitration decision or award shall be final and conclusive as to the parties to this Agreement and their successors and assigns; judgment upon such decision or award may be entered in any competent court. In the event that the arbitration shall be decided in favor of the applicable Purchaser, then upon delivery of a written copy of such decision by the Purchaser to the Custodian, the Custodian shall promptly release the Purchaser’s pro rata portion of the remaining Secured Proceeds to the Purchaser.

(iii) If the Company has not executed an agreement with Union Pacific Railway Company as described in Section 5.9 of the Purchase Agreement on or before February 15, 2006, any Purchaser may demand the return of their Pro-Rata Amount of the Custodial Account in a writing addressed to the Custodian.

3. Security Agreement.

(a) Grant. The Company hereby unconditionally and irrevocably grants to the Purchasers, to secure the payment and performance in full when due of all of the Obligations (as said term is defined below), a continuing first priority security interest in, and so pledges and assigns to the Purchasers all of, the Custodial Account, the Secured Proceeds and any interest that accrues thereon (“Collateral”). “Obligations” means all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Company to the Purchasers (or any of them) under this Agreement, the Debentures and the other Transaction Documents, in each case whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Company to the Purchasers under the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any of the Company’s Subsidiaries.

(b) Further Assurances. The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments, documents and/or control agreements and take all further action, that may be necessary or desirable, or that the Purchasers may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable any Purchaser to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(c) Rights and Remedies. At any time after the occurrence of an Event of Default, and without any other notice to or demand upon the Company, the Purchasers shall have, in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in the State of New York (the “UCC”) and any additional rights and remedies which may be provided to a secured party in any applicable jurisdiction.

(d) Power of Attorney. The Company hereby irrevocably constitutes and appoints the Purchasers, and each of them, and any officer, partner, member or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the name, place and stead of the Company or in their own names, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, at any time after the occurrence of an Event of Default, to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Purchasers were the absolute owners thereof for all purposes, and to do, at the Company’s expense, at any time or from time to time, all acts and things which the Purchasers deem necessary or useful to protect, preserve or realize upon the Collateral and the security interest of the

Purchasers therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Company might do.

(e) Intentionally Omitted.

(f) Marshalling. All rights and remedies of the Purchasers hereunder and in respect of the Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of assets which might cause a delay in or impede the enforcement of the rights and remedies of the Purchasers under this Agreement, the Debentures, the other Transaction Documents or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such law.

(g) No Waiver, etc. The Purchasers shall not be deemed to have waived any of their rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Purchasers. No delay or omission on the part of the Purchasers in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Purchasers with respect to the Obligations or the Collateral, whether evidenced hereby or by any other document or instrument, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Purchasers deem expedient.

(h) Certain Defined Terms. Terms used in this Section 3 but not otherwise defined in this Agreement that are defined in the UCC (as such term is hereinafter defined) shall have the respective meanings given such terms therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, then such term shall have the meaning specified in Article 9. “UCC” means the Uniform Commercial Code in effect from time to time in the State of New York.

4. Conditions to Custodian’s Duties. The acceptance by the Custodian of its duties as such under this Agreement is subject to the following terms and conditions, which all of the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Custodian:

(a) The Custodian is not a party to, nor is it bound by, any other agreement by which the other parties hereto may be bound (whether or not it has knowledge of such), other than as expressly herein set forth.

(b) The Custodian shall be protected in acting upon any written notice, request, waiver, consent, receipt or other document which the Custodian, in good faith, believes to be genuine and what it purports to be. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act. If the Custodian reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(c) The Custodian shall be indemnified and held harmless by the Company and the Purchasers, jointly and severally, from and against any and all loss, expense, fees (including attorneys’ fees) and damages that may be incurred by the Custodian as a result of its agreeing to act in such capacity and its performance of this Agreement. The Custodian shall not be obligated to any party for any error in judgment or for any act done or steps taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except as a result of its own gross negligence or willful misconduct. This indemnity includes the costs of enforcing the indemnification (including attorneys’ fees).

(d) The Custodian may consult with or retain legal counsel in connection with any dispute or question as to the construction of any of the provisions hereof or with regard to its duties and shall be held harmless and protected by the Company and the Purchasers in acting in good faith in accordance with the instructions of such counsel. Such counsel’s fees and expenses shall be paid as set forth in Section 4(f) hereof. The Custodian may represent itself at its usual rates.

(e) The Custodian shall not be responsible or liable for the default or misconduct of its agents, attorneys or employees, if they are selected with reasonable care.

(f) The Company will pay the Custodian’s fees (at the Custodian’s customary hourly rate for legal services) and out-of-pocket disbursements for time spent in performing its duties under this Agreement, and if any of Custodian’s invoices are not paid in full within 30 days, the Custodian is directed to pay itself directly from the Custodial Account; provided that if fees are taken directly from the Custodial Account by the Custodian, the Purchasers shall have no claim against the Custodian for such funds but shall have a claim against the Company for reimbursement. The Company shall promptly replenish any funds that are disbursed to the Custodian from the Custodial Account.

(g) The Custodian shall have no obligation to seek to maximize the rate of interest on the Secured Proceeds, and shall be without liability to any person in respect thereof.

(h) No modification of this Agreement shall, without the consent of the Custodian and all other parties hereto, modify the provisions of this Agreement relating to the duties, obligations or rights of the Custodian. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

5. Conflict with Respect to Collateral.

(a) In the event that the Custodian at any time receives or becomes aware of conflicting demands or claims with respect to the Collateral, this Agreement or its duties hereunder, the Custodian shall have the right to discontinue and refrain from any and all activities on its part under this Agreement or in connection herewith until such conflict is resolved to its satisfaction.

(b) The Custodian shall have the further right to commence or defend any action or proceedings for the determination of such conflict. The Company and the Purchasers jointly and severally agree to pay all costs, damages, judgments and expenses, including reasonable attorneys’ fees, suffered or incurred by the Custodian in connection with or arising out of this Agreement and the transactions described herein in the event of bona fide conflicting claims or demands, including, but without limiting the generality of the foregoing, a suit in interpleader brought by the Custodian. In the event that the Custodian files a suit in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Agreement (except it may not release the Collateral except as designated by the court).

6. Acknowledgement. All parties hereto agree that the Custodian is counsel for Midsummer Capital, LLC (“Midsummer”) and shall be entitled to represent Midsummer with respect to the Purchase Agreement and the transactions contemplated thereunder; and the Company and each other Purchaser hereby waives any right or claim to object to such legal representation by Custodian of Midsummer in connection with this transaction.

7. Resignation of Custodian. The Custodian may at any time resign hereunder by giving written notice of its resignation to the Company and the Purchasers, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Custodian hereunder shall be delivered by it to such Person as may be designated by the Company and the Purchasers, in writing, whereupon all the Custodian’s obligations hereunder shall cease and terminate. If no such Person shall have been designated by such date, all obligations of the Custodian hereunder shall, nevertheless, cease and terminate. The Custodian’s sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a Person designated by the parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, or to file a suit in interpleader as provided in Section 5 above.

8. Interest on Secured Proceeds. The Custodian shall have no obligation to any party to maintain any level of interest on the Secured Proceeds. In the absence of an Event of Default, all accrued interest, if any, shall be payable to the Company or its assignees at the direction of the Company when actual paid.

9. Successors and Assigns. The Purchasers may assign their rights hereunder in connection with the transfer of Debentures. The Company may not assign its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns.

10. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PARTIES AGREE AND CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING HEREUNDER, AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED (WHICH SHALL CONSTITUTE “PERSONAL SERVICE”). THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11. Amendment. No provision of this Agreement may be amended or waived without the prior written consent of the Company and all the Purchasers; provided, however, that any provision relating to the duties, obligations and rights of the Custodian shall in addition require the approval of the Custodian, as provided in Section 4 above.

12. Notices. All notices or other communications between the parties contemplated under, or relating to, this Agreement shall be in writing, shall be signed by each person giving such notice or communication, and shall be delivered by hand, reputable overnight courier or by certified mail, return receipt requested, to the parties at their respective addresses set forth in the Securities Purchase Agreement or to such other address as to which the sending party has received written notice in accordance with this Section 12.

IN WITNESS WHEREOF, the parties hereto have duly executed this Custodial and Security Agreement as of the day and year first above written.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

By:	/s/ HENRY W. SULLIVAN
Name:	Henry W. Sullivan
Title:	President

CUSTODIAN:

By:	/s/ JOSEPH SMITH

Name of Investing Entity:	Sponsor Investments, LLC

By:	Herakles Investments, Inc., Managing Member
Signature of Authorized Signatory of Investing Entity:

/s/

Name of Authorized Signatory:
Title of Authorized Signatory:

Name of Investing Entity: Crestview Capital Master, LLC

Signature of Authorized Signatory of Investing Entity:

/s/ DANIEL WARSH
Name of Authorized Signatory:	Daniel Warsh
Title of Authorized Signatory:

Name of Investing Entity: Midsummer Investment Ltd.

Signature of Authorized Signatory of Investing Entity:

/s/ MICHEL A. AMSALEM
Name of Authorized Signatory:	Michel A. Amsalem
Title of Authorized Signatory:

Name of Investing Entity: Islandia, LP

Signature of Authorized Signatory of Investing Entity:

/s/
Name of Authorized Signatory:
Title of Authorized Signatory: